As filed with the Securities and Exchange Commission on November 30, 2018

Registration No. 333- 227912

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PARETEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4557538
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

Mr. Robert H. Turner, Executive Chairman

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 984-1096

(Address, including zip code, and telephone number,

1including area code, of agent for service)

Copies to:

Darrin Ocasio, Esq.

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 37th Floor

New York, New York 10036

Telephone: (212) 930-9700

Fax Number: (212) 930-9725

Approximate date of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Offering Price per Share(1)(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Primary Offering
Common stock	—	—	—	—
Preferred stock	—	—	—	—
Purchase contracts(4)	—	—	—	—
Warrants to purchase common stock, preferred stock of other securities(5)	—	—	—	—
Subscription rights to purchase common stock or preferred stock	—	—	—	—
Depositary shares	—	—	—	—
Debt securities(6)	—	—	—	—
Units	—	—	—	—
Total Primary Offering	—	—	$150,000,000	$18,180
Secondary Offering
Shares of common stock underlying unsecured subordinated convertible promissory notes	—	$—	$—	$—
Shares of common stock underlying Warrants(7)	469,970	$1.39	$653,258.3	$79.17
Shares of common stock underlying Warrants(7)	741,798	$1.87	$1,387,162.26	$168.12
Shares of common stock underlying Warrants(7)	1,319,200	$3.75	$4,947,000	$599.58
Shares of common stock underlying Warrants(7)	96,520	$2.37	$228,752.4	$27.72
Shares of common stock underlying Warrants(7)	66,230	$5.38	$356,317.4	$43.19
Shares of common stock(8)	10,277,810	$2.53	$26,002,859.3	$3,151.55
Shares of common stock issued as compensation to third parties	—	$—	$—	$—
Total Secondary Offering	12,971,528	—	$33,575,349.66	$4,069.33
Total	—	—	$183,575,349.66	$22,249.33	(9)

(1)       With respect to the primary offering, the registrant is registering an indeterminate aggregate principal amount and number of securities of each identified class of securities up to a proposed aggregate offering price of $150,000,000, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issuable upon conversion, redemption, repurchase, exchange, or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions. With respect to the primary offering, the securities registered hereunder may be sold separately, together or as units with other securities registered hereunder.

(2)       With respect to the secondary offering, pursuant to Rule 416 of the Securities Act, the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.

(3)       With respect to the primary offering, estimated solely for the purpose of calculating the registration fee for a primary offering pursuant to Rule 457(o) under the Securities Act of. Pursuant to Rule 457(o) under the Securities Act and General Instruction II.D. of Form S-3, the table does not specify by each class information as to the amount to be registered or proposed maximum offering price per unit.

(4)       Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are by their terms convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, shares of common stock, shares of preferred stock or other securities registered hereunder.

(5)       Warrants may represent rights to purchase debt securities, common stock, preferred stock or other securities registered hereunder.

(6)       Debt securities may be senior or subordinated, convertible or non-convertible, secured or unsecured.

(7)       Represents shares of common stock issuable upon the exercise of warrants issued to the investors in the below transactions:

•	The warrants to purchase 40,000 shares of common stock were issued to the investors on August 17, 2013 in connection with the issuance of a 10% convertible note (the “2013 Note”), pursuant to which to Company borrowed a principal amount of €2,000,000.00. Such warrants have an exercise price of $3.75 per share of common stock.
•	The warrants to purchase 20,000 shares of common stock were issued to the investors on July 15, 2014 in connection with the conversion of the 2013 Note. Such warrants have an exercise price of $3.75 per share of common stock.
•	The warrants to purchase 520,373 shares of common stock were issued to the investors in a $4,200,000 private placement offering that was initially closed on December 18, 2015. Such warrants have an exercise price of $3.75 per share of common stock.
•	The warrants to purchase 66,230 shares of common stock were issued to the placement agent on July 10, 2017 in a $4,200,000 private placement offering that was initially closed on December 18, 2015. Such warrants have an exercise price of $5.38 per share of common stock.
•	The warrants to purchase 731,798 shares of common stock were issued to the investors on March 15, 2017 upon conversion of the Company’s Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock. Such warrants have an exercise price of $1.87 per share of common stock.
•	The warrants to purchase 10,000 shares of common stock were issued pursuant to a settlement agreement and mutual release, dated August 10, 2017, by and between the Company and Iron Dome Ventures, LLC. Such warrants have an exercise price of $1.87 per share of common stock.
•	The warrants to purchase 469,970 shares of common stock were issued on July 17, 2017 in connection with the entry of certain warrant exercise agreements by and among the Company and certain warrant holders. Such warrants have an exercise price of $1.39 per share of common stock.
•	The warrants to purchase 700,000 shares of common stock were issued to the investors pursuant to a management services agreement dated January 30, 2016 as part of the consideration to the investors for their consulting service rendered to the Company. Such warrants have an exercise price of $3.75 per share of common stock.
•	The warrants to purchase 96,520 shares of common stock were issued to the investor pursuant to a 9% convertible note that was assigned to the investor by the Company’s former CEO. Such warrants have an exercise price of $2.37 per share of common stock.
•	The warrants to purchase 38,827 shares of common stock were issued to the investor pursuant to a consulting services agreement dated December 2, 2016. Such warrants have an exercise price of $3.75 per share of common stock (collectively, the “Transactions”).

The proposed maximum offering price per share is based on the exercise price of the warrant in accordance with Rule 457(g).

(8)       The proposed maximum offering price per share is estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average high and low prices of the common stock on the NYSE on October 17, 2018.

(9)       Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•	Primary Offering Prospectus. A base prospectus which covers the offering, issuance and sale by us of up to $150,000,000 worth of shares of our common stock, preferred stock, purchase contracts, warrants, subscription rights, depositary shares, debt securities and/or units; and
•	Secondary Offering Prospectus. A prospectus to be used for the resale by the Selling Stockholders of up to 12,971,528 shares of our common stock.

The Secondary Offering Prospectus is substantively identical to the Primary Offering Prospectus, except for the following principal points:

•	the outside and inside covers are different;
•	the tables of contents are different;
•	the section entitled “About this Prospectus” on page 4 of the Primary Offering Prospectus is not included in the Secondary Offering Prospectus;
•	a section entitled “The Offering” is included in the Secondary Offering Prospectus;
•	the section entitled “Use of Proceeds” on page 14 of the Primary Offering Prospectus is different;
•	a section entitled “Determination of Offering Price” is included in the Secondary Offering Prospectus;
•	a section entitled “Selling Stockholders” is included in the Secondary Offering Prospectus;
•	the section entitled “Description of Securities We May Offer” beginning on page 18 of the Primary Offering Prospectus is not included in the Secondary Offering Prospectus;
•	a section entitled “Description of Securities to be Registered” is included in the Secondary Offering Prospectus; and
•	the section entitled “Plan of Distribution” beginning on page 15 of the Primary Offering Prospectus is different.

Accordingly, the following sections will be included in the Secondary Offering Prospectus: “Prospectus” on page SS-1, “Table of Contents” on page SS-2, “Cautionary Statement Regarding Forward-Looking Statements” on page 5, “Prospectus Summary” on page 6, “The Offering” on page SS-3, “Risk Factors” on page 13, “Use of Proceeds” and “Determination of Offering Price” on page SS-4, “Selling Stockholders” beginning on page SS-5, “Plan of Distribution” beginning on page SS-11, “Description of Securities to be Registered” beginning on page SS-13, and “Legal Matters,” “Experts,” “Where You Can Find More Information” and “Incorporation of Documents by Reference” on pages 29 and 30.

The Registrant has included in this Registration Statement a set of alternate pages for the Secondary Offering Prospectus to reflect the foregoing differences. The Primary Offering Prospectus will exclude the alternate pages and will be used for the public offering by the registrant. The Secondary Offering Prospectus will be substantively identical to the Offering Prospectus except for the addition or substitution of the alternate pages and will be used for the resale offering by the Selling Stockholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 30, 2018

Prospectus

PARETEUM CORPRATION

$150,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

We may offer and sell from time to time, in one or more series, any one of the following securities of our company, for total gross proceeds of up to $150,000,000:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase any of the foregoing securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may offer and sell these securities separately or together, in one or more series or classes and in amounts, at prices and on terms described in one or more offerings. We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Each time our securities are offered, we will provide a prospectus supplement containing more specific information about the particular offering and attach it to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of this offering.

Our common stock is listed on Nasdaq Stock Market LLC (the “Nasdaq”) under the symbol “TEUM.” On November 28, 2018, the last reported sale price of our common stock on the Nasdaq was $1.86 per share.

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If we decide to seek a listing of any preferred stock, purchase contracts, warrants, subscriptions rights, depositary shares, debt securities or units offered by this prospectus, the related prospectus supplement will disclose the exchange or market on which the securities will be listed, if any, or where we have made an application for listing, if any.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 13 and the risk factors in the Merger Proxy (as defined herein) and our most recent Annual Report on Form 10-K, each of which are incorporated by reference herein, as well as in any other recently filed quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2018.

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell, either individually or in combination, in one or more offerings, any of the securities described in this prospectus, for total gross proceeds of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement to this prospectus that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus.

We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents by Reference,” before investing in any of the securities being offered. You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find Additional Information.”

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CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the SEC. The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 and notes incorporated by reference therein, and the Merger Proxy (as defined herein). We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the common stock.  You should carefully read the entire prospectus, including our “Risk Factors” and our public filings incorporated by reference hereto, before making an investment decision.

As used herein, and any amendment or supplement hereto, unless otherwise indicated, “we,” “us,” “our,” or the “Company” means Pareteum Corporation and its wholly-owned subsidiaries.  Unless otherwise indicated, all references in this prospectus to “dollars” or “$” refer to US dollars.

Business Overview

Pareteum Corporation (Nasdaq: TEUM) is a rapidly growing Cloud Communications Platform company with a mission - “to connect every person and every thing”™. With estimates of up to 30 billion devices to be managed and connected the total available market is astoundingly large.

Service Providers, Brand Marketing Companies, Enterprise and Internet of Things providers use Pareteum to energize their growth and profitability through cloud communication services and complete turnkey solutions featuring relevant content, applications, and connectivity worldwide. To achieve this, Pareteum has developed patent pending software platforms which are connected to 45 Mobile networks in 65 counties using multiple different communications channels including mobile telephony, data, SMS, VOIP, OTT services – all over the world. Pareteum integrates all these disparate communications methods and services and brings them to life for customers and application developers, allowing communications to become value-added. This is a major strategic target for many industries, from legacy telecommunications providers to the disruptive technology and data enterprises of today and the future.

The vast majority of our platform is comprised of our own development software, which provides our customers with a great deal of flexibility in how they use our products now and in the future and allows us to be market driven in our future.  Various patents we have applied for and been granted form the basis of work processes critical to our platform solution.  Our platform services partners (technologies integrated into our cloud) include: HPE, IBM, Sonus, Oracle, Microsoft, NetNumber, Affirmed and other world class technology providers.

Pareteum is a mission focused company empowering every person and every “thing” to be globally connected – ANY DEVICE, ANY NETWORK, ANYWHERE™. The Pareteum Cloud Communications Platform targets large and growing sectors from IoT (Internet of Things), Mobile Virtual Network Operators (MVNO), Smart Cities, and Application developer markets - each in need of mobile platforms, management and connectivity. These sectors need Communications-as-a-Service (CaaS), which Pareteum delivers. Our solutions have received industry acclaim. We are the recipients of:

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Winner of IoT Evolution’s 2017’s IoT Excellence Award

Winner of 2018’s Internet Telephony Product of the Year from TMC

Winner of 2017’s Communications Solutions Product of the Year Award from TMC

These accolades reflect that our Company is recognized as one of the world’s most Innovative and Excellent Cloud Communications Solutions, IoT and Internet Telephony enabling software and communications platform services providers that has no costly and capex intensive proprietary telco infrastructure.

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for mobility and applications will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

Recent Developments

On October 11, 2018, the Company released a Current Report on Form 8-K/A, amending a Current Report on Form 8-K filed as of October 1, 2018, announcing the consummation of the acquisition, by Pareteum, of the entire issued and to be issued shares of Artilium plc, a public limited company registered in England and Wales (“Artilium”) in a cash and stock transaction (the “Acquisition”). On June 7, 2018, Pareteum issued an announcement pursuant to Rule 2.7 of the United Kingdom City Code of Takeovers and Mergers disclosing the terms of a recommended offer (the “Offer”) by Pareteum to effect the Acquisition. Pareteum distributed a DEFM14A (the “Merger Proxy”) to Pareteum shareholders, filed with the Securities and Exchange Commission as of August 3, 2018. The Merger Proxy included a proposal for the shareholders to, among other items, approve the issuance of approximately 37,852,076 new shares of the Company’s common stock to the shareholders of Artilium in connection with the Acquisition, following which Artilium shareholders would own approximately 35.14% of the Company’s fully diluted stock (the “Share Issuance Proposal”). On September 14, 2018, the Company released a Current Report on Form 8-K, announcing that the Share Issuance Proposal was approved by the Shareholders of the Company at the 2018 Annual Meeting of Stockholders held on September 13, 2018. On October 11, 2018, the Company released a Current Report on Form 8-K/A (the “Amended Merger 8-K”), announcing the issuance of 37,511,447 shares of common stock to Artilium shareholders, including 33,403,733 shares issued pursuant to the Offer, in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act, and 4,107,714 shares issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The foregoing is only a description of the Acquisition, and is qualified in its entirety by the Merger Proxy, as filed with the Securities and Exchange Commission as of August 3, 2018, and the Amended Merger 8-K, filed with the Securities and Exchange Commission as of October 11, 2018.

As of October 1, 2018, Artilium is a wholly-owned subsidiary of Pareteum.

Artilium’s Business Overview

Artilium is an innovative software development company active in the enterprise communications and core telecommunication markets delivering software solutions which layer over disparate fixed, mobile and IP networks to enable the deployment of converged communication services and applications.

In broad terms, Artilium provides services to both telecom infrastructure customers (across MNOs, MVNOs, MVNEs, Fixed and Alternative Operators, Hosting Providers, System Integrators and Managed Service Providers) such as Proximus and Telenet, as well as enterprise customers, such as Philips. Across products and businesses, Artilium provides services to more than 20 million end-users.

Artilium’s core product offering is the ARTA® platform, a mobile enablement platform which allows network operators to open networks to third party developers and launch new services in a flexible manner. Artilium can provide its customers with a bespoke version of its ARTA Service Delivery Platform, suitably tailored for the needs of the user, or as a product suite from the cloud as a PaaS.

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The ARTA platform can support multiple configurations depending upon the requirements of the operator and/or managed services provider. For example:

•	network operators can provide third-party developers with access to their network, allowing that third party to benefit from the rapid applications and services delivery models of the web in delivering a new wave of mobile services;

•	cable companies innovating with “triple-play” offerings (being the classic offering of TV/broadband Internet/home phone bundles) and “quad-play” offerings (adding mobile to the “triple-play”) can deliver, monetize and manage new revenue-generating services such as pay-per-download, toll-free and premium number services, segmented mobile offerings and online self-care; and

•	companies which are delivering connected devices, smart home solutions and other connected application are supported by the specific functionality designed for the IoT segment.

Artilium Group's other significant trading businesses include:

•	IDM, an international cloud communications provider headquartered in Lubeck, Germany which was acquired by Artilium in January 2018. IDM is focused on providing enterprise messaging and communication, cost-efficient SMS wholesale and application-to-person SMS hubbing directly to internet OTT clients. Its customers include MNOs as well as large corporates. IDM is an Associate Member of the GSMA and a certified Open Connectivity Solution Provider;

•	United Telecom NV, a provider and reseller of telecommunications services in Belgium and the Netherlands, headquartered in Rotselaar, Belgium. Its telecom operating services include the development and sale of carrier grade services for telecom service providers, including fixed, mobile, and VoIP. United Telecom NV uses ARTA technology to provide managed services to MVNOs and enterprises, and has several of its own brands with which it offers its services directly to its customers; and

•	Artilium BV (operating under the trade names Comsys and Livecom), which operates from Soesterberg, the Netherlands, and provides interactive telephony services, multi-channel call center solutions and value-added communication services such as voicemail, call routing, smart roaming as well as voice services to large telecommunication as well as enterprise customers.

The Merger with iPass, Inc.

On November 12, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with iPass, Inc., a Delaware corporation (“iPass”) and TBR,Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”).

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will commence a tender offer (the “Offer”) for any and all outstanding shares of common stock of iPass (the “iPass Common Stock”), for 1.17 shares of common stock of the Company per share of iPass Common Stock (the “Exchange Ratio”) for an aggregate of approximately 9.86 million shares of the Company’s common stock (the “Offer Price”), without interest and subject to any required withholding for taxes, and Merger Sub will subsequently merge with and into iPass (the “Merger”). The Merger Agreement contemplates that, subject to iPass’ stockholders tendering and not withdrawing a majority of the outstanding shares of iPass stock in the exchange offer, the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, and iPass, as the surviving corporation, will become a wholly-owned subsidiary of the Company without any additional stockholder approval, and each issued and outstanding share of iPass Common Stock will be converted into the right to receive the Offer Price. No fractional shares of the Company will be issued to iPass stockholders; any fractional shares will be cancelled and the balance paid to such stockholders in cash. The Company intends to fund the balance required for any fractional shares with cash on hand.

The Company, Merger Sub and iPass have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the business of iPass, and to a lesser extent the Company, prior to the closing.

The Merger Agreement contains certain termination rights for each of the Company and iPass, including, among others, if the exchange offer is not consummated at or prior to 11:59 p.m. (New York City Time) on March 18, 2019. Upon termination of the Merger Agreement under specified circumstances, including a termination by iPass to enter into an agreement for an alternative transaction pursuant to a “superior proposal,” iPass has agreed to pay the Company a termination fee of $780,000.

The Pareteum Ecosystem

Our value proposition intersects with numerous applications and industries. It is our strong belief that no other company in the Communications-as-a-Service market offers similarly broad value in such a comprehensive way. An easily accessible open mobility system for the world is difficult to get started because it requires a “network effect”. The network effect is an observable condition that yields increased value to the “new easily accessible open mobility system for the world”, and all users of the system as more users come on board. The essence of this point is that every communication – a transaction – requires both a sender and recipient who are willing to access and use the new system. We aim to provide the marketplace exchange on which these transactions take place, and will attract new users.

To overcome the difficulty of achieving the “network effect”, our strategy is to begin attracting new users into the mobility and digital applications space, via our initial use case (managed services platforms). Our customer deployed managed services platform does not require a network effect for success. This has been partially accomplished by deploying Managed Services for our anchor customers. This has begun the creation a critical mass of subscribers required for the network effect to develop. This network effect will be perfected by further deployments into new segments and geographies with our Global Mobility Cloud Services and our Applications Exchange and Development Platform.

The Pareteum Ecosystem consists of three complementary platform suites: (1) the Managed Services Platform, (2) the Global Cloud Services Platform and (3) the Application Exchange & Developer Platform:

Managed Services Platform

➢	Dynamic, fully-managed platform designed for Mobile Virtual Network Enabler (MVNE), large Mobile Network Operators (MNO) and virtual operators (MVNO) and Communication Service Providers (CSPs).
➢	Provides Integrated Operational and Billing Management platform (B/OSS) enabling real-time account (SIM) management, policy (service and rules) management and charging (pricing, rating, billing).
➢	Strong authentication solution using multiple security factors.

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Global Cloud Services Platform

➢	Cloud based platform for Communications Service Providers, IoT providers and Enterprises.
➢	Delivers seamless operations and services that enable new capability and applications.
➢	Increasingly automated and self-service solutions, services including Billing, Rating, and CRM.

Application Exchange and Developer Platform

➢	Customers can easily integrate with our solutions through a robust set of APIs.
➢	Allows integration across any channel, for both new systems and legacy infrastructure.

Innovative Use Cases

Many sectors, from traditional network operators to disruptive technology and data-driven companies have found many innovative use cases for our platforms. Beyond simply enabling communications between people and devices, the platforms of Pareteum enable:

➢	Smart homes, including smart appliances, smart energy meters, wearables etc.
➢	Connected cars
➢	Smart cities
➢	Smart logistics and supply chains
➢	Smart healthcare applications
➢	Smart defense

Business Model

At Pareteum, our mission is to create an easily accessible open mobility system for the world. We believe that open software and interfaces for communications services will create more innovation, economic freedom, and opportunity equality worldwide, just like the internet did for information.

However, an easily accessible open mobility system for the world is challenging to scale because it requires a “network effect”. The network effect is the principle that a service yields increased value as it grows. The essence of this point is that our business and our services will grow in value as we grow and scale. We aim to achieve that growth by providing the marketplace exchange on which these communications and transactions take place, and in doing so we attract new users and more customers.

To achieve our desired and rapid growth, we are using our managed services solutions as a launching pad from which to grow our Global Cloud Services Platform and Application Exchange & Developer Platform. This process is already well underway, including with our anchor customers, Vodafone and Zain.

Go-to-Market and Growth Strategy

Pareteum is in fast-growth mode, which will be achieved through a combination of organic growth as well as targeted and accretive Mergers & Acquisitions.

Pareteum continues to win new long-term contractual business at an unprecedented pace. We expect this pace to increase throughout the coming year and beyond. We see many new opportunities, including those that leverage our support of emerging technologies, which is at the heart of our identity management and payment systems integration plans.

Our focus is on selling and implementing new communications services and IoT opportunities as fast as possible, as the world of connected devices and people continues to rise on a daily basis.

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We will measure our growth in the numbers of ‘Connections’ that we on-board to our platforms, be they SIM cards, handsets, devices, vehicles etc.

Our go-to-market strategy uses a four-phase approach:

Phase 1:	We continue to attract new subscribers across all verticals to all our platforms through direct sales, existing channel partnerships and new initiatives such as referral programs.

Phase 2:	We will continue to on-board new communication services providers, force multiplying our own growth, largely through business development and direct sales in each of our four defined sales regions (North America, Latin America, Europe, Middle East, Africa, and Asia-Pac).

Phase 3:	We will drive adoption through a twin approach. First, we will be on-boarding more Connections which are already active on our Managed Services and Global Cloud Platforms, as our initial user base. Second, we will be drawing in new customers and end-users to the Application Exchange & Developer Platform. These will be people with the greatest pain point, who are underserved by the current mobility networks and applications (including in developing markets).

Phase 4:	At this stage, our strategic Application Exchange & Developer Platform customers will have their own go-to-market strategy, creating shared value, ranging from traditional consumer strategies to sophisticated B2B and B2B2C strategies, driving and expanding our ecosystem to new heights.

The phases described above are already being implemented, in parallel as far as possible, for the fastest most sustainable growth and this highlights our strategy for accelerating the world’s shift to an open mobility and application network. When we’re successful, it will accelerate the pace of innovation in the world, create more economic freedom, and provide better mobility services to billions of underserved people.

Employees & Leadership Team

As of October 1, 2018, the Company had 63 full-time employees worldwide. The number of employees will change following the Company’s acquisition of Artilium plc, as more fully described in the Recent Developments section.

Pareteum is led by its Executive Chairman and Principal Executive Officer, Robert H. Turner, and CEO, Victor Bozzo, working closely with Ted O’Donnell (CFO), and the Company has significantly strengthened its leadership team with the addition of Rob Mumby (Chief Revenue Officer), Ali Davachi (COO/CTO) and Denis McCarthy (President).

The leadership team has many decades of combined experience in fast-growing telecoms, software and technology markets.

Research & Development

Pareteum’s research and development function ensures that its communications platforms grow in line with customer needs and technological advancement, and remain resilient, reliable and secure. We have announced innovation in e-commerce, machine learning and predictive analytics, and mobile gaming all supported by our growing Pareteum application exchange, or TEAX, development community. Enabling our Communication-as-a-Service platform with identity management, transaction settlements and payment solutions greatly expands the opportunity for our customers and revenue streams for the Company. Product development expenses for the year ended December 31, 2017 were $1,479,587 compared to $3,543,590 for the year ended December 31, 2016.

Intellectual Property

Pareteum relies on a combination of patents, copyright, trademark and trade secret laws in the United States, Europe and elsewhere. The Company protects its brand and reputation through the exploitation of a number of registered and unregistered trademarks and service marks. Pareteum has two granted patents for inventions embedded in its communications platforms.

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The Pre-Authentication Login System grant number GB2541449 was granted in the United Kingdom on January 17, 2018 and expires on August 20, 2035.

The SIM-free HLR Migration has patents in 2 jurisdictions. In the United Kingdom grant number GB2517814 was granted on September 16, 2015 and expires on April 4, 2034. In Hong Kong grant number HK1204418 was granted on April 22, 2016 and expires on April 4, 2034.

Pareteum further protects its intellectual property rights by requiring all its employees and independent contractors involved in the development of intellectual property to assign those rights to the Company, to the greatest extent permitted by applicable law.

In addition to the foregoing, Pareteum owns, through Artilium as Pareteum’s wholly-owned subsidiary, the right and title to all patents, patent applications, trademarks, good will, and all other intellectual property of Artilium.

Sales & Marketing

Pareteum has begun to publish and market self service capabilities which will allow new customers to deploy our system capabilities such as adding mobility to their online applications in a seamless way, quickly all through published API’s from our community portals.

Customers

Pareteum manages a rigorous methodology from sale to revenue through its management of customer post-sale implementation and service delivery.

A team of customer advocates is assigned to each new contract and a multi-step process of handoff from sales to service is handled by this distinct team which is made up of experienced staff around the globe and supported by back office professionals throughout the United States, United Kingdom, Europe, Middle East, Africa and Latin, America.

The Company is dependent on one significant customer for our business and the loss of this customer could have an adverse effect on our business, results of operations and financial conditions. For the year ended December 31, 2017, we had one significant customer which accounted for 88% of our revenue.

Competitive Differentiation

The Communications-as-a-Service (CaaS) market is moving quickly. The Company believes that the key competitive differentiators in the near-term will be:

▪	Scale and international reach of connectivity

▪	Comprehensiveness of Platform offerings

▪	Ease of deployment and implementation

▪	Scalability and reliability of service

Pareteum considers itself well placed to be judged on those criteria. The Company is confident that its network of global and international connectivity partners will enable it to access markets that currently under-served and compete equally with larger competitors in mature markets. In addition, Pareteum is confident that few other players have the breadth of value-added services to complement the core connectivity platforms.

Our competitors fall into three broad categories:

▪	Traditional telecom/infrastructure vendors.
▪	Large software solution and SaaS vendors - offering a suite of specialized software components, solutions and APIs.
▪	Niche solution providers, providing narrowly focused BSS/OSS and prepaid solutions.

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Some of our competitors have greater financial, technical and sales and marketing resources, as well as greater brand and market awareness, and consequently may be able to react more quickly to competitive pressures. As we execute on our growth strategies, and enter new markets, or disrupt markets and replace incumbents, we expect competition to become more intense.

One key tenet in our competitive strategy, however, is to actually lower the competitive barriers to market for new players (customers) to create new mobility and communications applications and businesses. We intend to disrupt existing markets and have the advantage of quick time-to-market for those newly enabled business models and opportunities. These include, for example:

▪	Uniquely tailored data services such as unlimited social media, messaging apps or streaming music services.
▪	Global roaming connectivity without local infrastructure: e.g. business executives using a multi-SIM worldwide phone.
▪	Creation of personal, branded, mobile services.
▪	One-stop shop for bundles of IoT and M2M services: through plug-ins to multiple vertical applications and specialized platforms.

Regulatory

Pareteum is subject to a number of U.S. federal and state and foreign laws and regulations that involve matters central to our business. These laws and regulations may involve privacy, data protection, intellectual property, telecommunications, trade and export sanctions or other subjects. Many of the laws and regulations to which we are subject are still evolving and may be tested or varied in courts and could be interpreted in ways that could harm our business. In addition, the application and interpretation of these laws and regulations often are uncertain, particularly in the new and rapidly evolving markets in which we operate. Because applicable international laws and regulations have continued to develop and evolve rapidly, it is possible that we or our products or our platform may not be, or may not have been, compliant with each such applicable law or regulation.

Corporate Information

Pareteum Corporation, a Delaware corporation, was originally formed in 2001 as Elephant Talk Communications Corp. as a result of a merger between Staruni Corporation (USA, 1962) and Elephant Talk Limited (Hong Kong, 1994).

In December 2011, the Company moved its listing from the OTCBB to the NYSE MKT (now known as the NYSE American) and its stock began trading at that time under the ticker symbol “ETAK”.

On October 23, 2018, the Company began trading its securities on the Nasdaq, voluntarily delisting from the NYSE America on October 22, 2018.

Pareteum currently has offices in New York, Madrid, Barcelona, Bahrain, the Netherlands, the United Kingdom, Bahrain and Singapore.

Pareteum®, the Pareteum logo and other trademarks or service marks of Pareteum appearing in this Registration Statement on Form S-3 are the property of Pareteum Corporation or its subsidiaries. Trade names, trademarks and service marks of other companies appearing in this Registration Statement on Form S-3 are the property of their respective holders.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in any prospectus supplement and in any related free writing prospectus for a specific offering of securities, as well as those incorporated by reference into this prospectus or such prospectus supplement, including from the Merger Proxy, as filed with the Securities and Exchange Commission as of August 3, 2018, our Annual Report on Form 10-K for the years ended December 31, 2017 and 2016 and our Quarterly Reports on Form 10-Q. You should also carefully consider other information contained and incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes thereto incorporated by reference in this prospectus. The risks and uncertainties described in the applicable prospectus supplement and our other filings with the SEC incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also adversely affect us. If any of the described risks occur, our business, financial condition or results of operations could be materially harmed. In such case, the value of our securities could decline and you may lose all or part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from these sales for general corporate purposes. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisitions contemplated at this time.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time to or through underwriters or dealers, through agents, or directly to one or more purchasers. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, rights to purchase and subscriptions. In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers.

A prospectus supplement or supplements with respect to each series of securities will describe the terms of the offering, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•	the public offering price or purchase price of the securities or other consideration therefor, and the proceeds to be received by us from the sale;
•	any delayed delivery requirements;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation
•	any discounts or concessions allowed or re-allowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;
•	in an “at the market” offering within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

Underwriters and Agents; Direct Sales

If underwriters are used in a sale, they will acquire the offered securities for their own account and may resell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.

Unless the prospectus supplement states otherwise, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

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We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Dealers

We may sell the offered securities to dealers as principals. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale.

Institutional Purchasers

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Indemnification; Other Relationships

We may provide agents, underwriters, dealers and remarketing firms with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

Market-Making; Stabilization and Other Transactions

There is currently no market for any of the offered securities, other than our common stock, which is quoted on the Nasdaq. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities, preferred stock, warrants or subscription rights on any securities exchange or quotation system; any such listing with respect to any particular debt securities, preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

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Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our common stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Fees and Commissions

If 5% or more of the net proceeds of any offering of securities made under this prospectus (other than as underwriting compensation) will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

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DESCRIPTION OF SECURITIES WE MAY OFFER

General

This prospectus describes the general terms of our capital stock. The following description is not complete and may not contain all the information you should consider before investing in our capital stock. For a more detailed description of these securities, you should read the applicable provisions of Delaware law and our certificate of incorporation, as amended (the “certificate of incorporation”) and our bylaws, as amended (the “bylaws”). When we offer to sell a particular series of these securities, we will describe the specific terms of the series in a supplement to this prospectus. Accordingly, for a description of the terms of any series of securities, you must refer to both the prospectus supplement relating to that series and the description of the securities described in this prospectus. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

The total number of shares of capital stock we are authorized to issue is 550,000,000 shares, of which (a) 500,000,000 are common stock and (b) 50,000,000 are preferred stock.

We, directly or through agents, dealers or underwriters designated from time to time, may offer, issue and sell, together or separately, up to $150,000,000 in the aggregate of:

•	common stock;
•	preferred stock;
•	purchase contracts;
•	warrants to purchase our securities;
•	subscription rights to purchase our securities;
•	depositary shares;
•	secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities; or
•	units comprised of, or other combinations of, the foregoing securities.

We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing. When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

As of November 28, 2018, there were 97,448,962 shares of common stock issued and outstanding, held of record by 296 registered holders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

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Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

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Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

Preferred Stock

Our certificate of incorporation, as amended, empowers our board of directors, without action by our shareholders, to issue up to 50,000,000 shares of preferred stock from time to time in one or more series, which preferred stock may be offered by this prospectus and supplements thereto. There are 0 shares of preferred stock of the Company issued and outstanding as of December 31, 2017.

Our board will fix the rights, preferences, privileges and restrictions of our authorized but undesignated preferred stock of each series in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include any or all of the following, as required:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	any contractual limitations on our ability to declare, set aside or pay any dividends;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

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•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, after receipt of payment therefor, the shares will be fully paid and non-assessable.

The Delaware General Corporation Law provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights provided for in the applicable certificate of designation.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our Company or make removal of management more difficult. Additionally, the issuance of preferred stock could have the effect of decreasing the market price of our common stock.

Purchase Contracts

We may issue purchase contracts, representing contracts obligating holders to purchase from us, and us to sell to the holders, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, warrants or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of common stock, preferred stock, warrants, depositary shares, debt securities, or any combination of the above. The price of the securities and other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as a part of a unit that consists of (a) a purchase contract and (b) one or more of the other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing, which may secure the holders’ obligations to purchase the securities under the purchase contract. The purchase contracts may require us to make periodic payments to the holders or require the holders to make periodic payments to us. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under the contracts in a manner specified in the applicable prospectus supplement.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the purchase contracts and purchase contract agreement, if any. The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

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•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts; and

•	whether the purchase contracts will be issued in fully registered or global form.

Warrants

We may issue warrants to purchase our securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities that may be sold by us pursuant to this prospectus or any combination of the foregoing and may be attached to, or separate from, such securities. To the extent warrants that we issue are to be publicly-traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the warrant and warrant agreement, if any. The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants and a description of the material provisions of the applicable warrant agreement, if any. These terms may include the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities or other rights for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities or other rights purchasable upon exercise of the warrants may be purchased;

•	if applicable, the date on and after which the warrants and the securities or other rights purchasable upon exercise of the warrants will be separately transferable;

•	a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants.  Each warrant will entitle the holder of warrants to purchase the amount of securities or other rights, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, if applicable, unexercised warrants will become void. Warrants may be exercised in the manner described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the securities or other rights that the warrant holder has purchased. If the warrant holder exercises less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

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Subscription Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to holders of our capital stock a prospectus supplement will be distributed to such holders on the record date for receiving rights in the rights offering set by us.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the subscription rights, standby underwriting agreement or other agreements, if any. The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase the principal amount of securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

Depositary Shares

General.  We may offer fractional shares of common stock and preferred stock, rather than full shares of common stock and preferred stock. If we decide to offer fractional shares of our common stock and preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of common stock or a particular series of our preferred stock, and the applicable prospectus supplement will indicate that fraction. The shares of common stock and preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. The depositary will be specified in the applicable prospectus supplement. Each owner of a depositary share will be entitled to all of the rights and preferences of the common stock or preferred stock represented by such depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of our common stock and preferred stock in accordance with the terms of the offering. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, forms of the deposit agreement, form of certificate of designation of underlying preferred stock, form of depositary receipts and any other related agreements.

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Dividends and Other Distributions .  The depositary will distribute all cash dividends or other cash distributions received by it in respect of the common stock and preferred stock to the record holders of depositary shares relating to such preferred shares in proportion to the numbers of depositary shares held on the relevant record date.

In the event of a distribution other than in cash, the depositary will distribute securities or property received by it to the record holders of depositary shares in proportion to the numbers of depositary shares held on the relevant record date, unless the depositary determines that it is not feasible to make such distribution. In that case, the depositary may make the distribution by such method as it deems equitable and practicable. One such possible method is for the depositary to sell the securities or property and then distribute the net proceeds from the sale as provided in the case of a cash distribution.

Redemption of Depositary Shares .  Whenever we redeem the common stock or preferred stock, the depositary will redeem a number of depositary shares representing the same number of shares of common stock or preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as the depositary may determine.

Voting of Underlying Shares . Upon receipt of notice of any meeting at which the holders of our common stock or preferred stock of any series are entitled to vote, the depositary will mail the information contained in the notice of the meeting to the record holders of the depositary shares relating to the common stock or that series of preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights represented by the number of shares of common stock or preferred stock underlying the holder’s depositary shares. The depositary will endeavor, to the extent it is practical to do so, to vote the number of whole shares of common stock or preferred stock underlying such depositary shares in accordance with such instructions. We will agree to take all action that the depositary may deem reasonably necessary in order to enable the depositary to do so. To the extent the depositary does not receive specific instructions from the holders of depositary shares relating to such preferred shares, it will abstain from voting such shares of preferred stock.

Withdrawal of Shares . Upon surrender of depositary receipts representing any number of whole shares at the depositary’s office, unless the related depositary shares previously have been called for redemption, the holder of the depositary shares evidenced by the depositary receipts will be entitled to delivery of the number of whole shares of common stock or the related series of preferred stock and all money and other property, if any, underlying such depositary shares. However, once such an exchange is made, the common stock or preferred stock cannot thereafter be re-deposited in exchange for depositary shares. Holders of depositary shares will be entitled to receive whole shares of common stock or the related series of preferred stock on the basis set forth in the applicable prospectus supplement. If the depositary receipts delivered by the holder evidence a number of depositary shares representing more than the number of whole shares of common stock or preferred stock of the related series to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of Depositary Agreement .  The form of depositary receipt evidencing the depositary shares and any provision of the applicable depositary agreement may at any time be amended by agreement between us and the depositary. We may, with the consent of the depositary, amend the depositary agreement from time to time in any manner that we desire. However, if the amendment would materially and adversely alter the rights of the existing holders of depositary shares, the amendment would need to be approved by the holders of at least a majority of the depositary shares then outstanding.

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The depositary agreement may be terminated by us or the depositary if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution in respect of the shares of preferred stock of the applicable series in connection with our liquidation, dissolution or winding up and such distribution has been made to the holders of depositary receipts.

Resignation and Removal of Depositary.  The depositary may resign at any time by delivering to us notice of its election to do so. We may remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment.

Charges of Depositary.  We will pay all transfer and other taxes and governmental charges arising solely from the existence of any depositary arrangements. We will pay all charges of each depositary in connection with the initial deposit of the common stock or preferred shares of any series, the initial issuance of the depositary shares, any redemption of such preferred shares and any withdrawals of such preferred shares by holders of depositary shares. Holders of depositary shares will be required to pay any other transfer taxes.

Notices .. Each depositary will forward to the holders of the applicable depositary shares all notices, reports and communications from us which are delivered to such depositary and which we are required to furnish the holders of the common stock or preferred stock represented by such depositary shares.

Miscellaneous .. The depositary agreement may contain provisions that limit our liability and the liability of the depositary to the holders of depositary shares. Both the depositary and we are also entitled to an indemnity from the holders of the depositary shares prior to bringing, or defending against, any legal proceeding. We or any depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed by us to be competent and on documents believed by us or them to be genuine.

Debt Securities

As used in this prospectus, the term “debt securities” means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible debt securities. Debt securities may be issued under an indenture (which we refer to herein as an Indenture), which are contracts entered into between us and a trustee to be named therein. The Indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We may issue debt securities and incur additional indebtedness other than through the offering of debt securities pursuant to this prospectus. It is likely that convertible debt securities will not be issued under an Indenture.

The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis by one or more guarantors, if any. The obligations of any guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should an Indenture relate to unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or an event of default under a loan agreement relating to secured indebtedness of our company or its subsidiaries, the holders of such secured indebtedness, if any, would be entitled to receive payment of principal and interest prior to payments on the unsecured indebtedness issued under an Indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities. These terms will include some or all of the following:

•	the title of debt securities and whether the debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	any terms for the attachment to the debt securities of warrants, options or other rights to purchase or sell our securities;

•	if the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

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•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions will apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material federal income tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indentures, by depositing money or U.S. government obligations with the trustee of the Indentures;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

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•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, we do not anticipate the debt securities will be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Units

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we may issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent, if any, may be a bank or trust company that we select. We will indicate the name and address of the unit agent, if any, in the applicable prospectus supplement relating to a particular series of units. Specific unit agreements, if any, will contain additional important terms and provisions. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report that we file with the SEC, the form of unit and the form of each unit agreement, if any, relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	a discussion of certain United States federal income tax considerations applicable to the units; and

•	any other material terms of the units and their constituent securities.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Sichenzia Ross Ference LLP, New York, New York. If legal matters in connection with offerings made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of the Company and subsidiaries as of and for the years ended December 31, 2017 and 2016 have been incorporated by reference in the registration statement in reliance on the reports of Squar Milner LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The financial statements of Artilium plc as of and for the years ended June 30, 2017 and 2016, and the interim period through March 2018, incorporated by reference in this registration statement, have been so incorporated in reliance on the reports of PKF Littlejohn LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarter and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission’s EDGAR system. You may inspect these documents and copy information from them at the Commission’s offices at public reference room at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http//www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus information that we file with them, which means we can disclose important information to you by referring you to other documents that contain that information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update or supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, made before the termination of the offering, including information filed after the date of the initial registration statement and prior to effectiveness of the registration statement, are incorporated by reference herein:

1.

Current Report on Form 8-K filed with the SEC on November 30, 2018;

Current Report on Form 8-K filed with the SEC on November 21, 2018;

Current Report on Form 8-K filed with the SEC on November 13, 2018;

Current Report on Form 8-K/A filed with the SEC on November 9, 2018;

Current Report on Form 8-K filed with the SEC on October 11, 2018;

Current Report on Form 8-K/A filed with the SEC on October 11, 2018;

Current Report on Form 8-K filed with the SEC on October 5, 2018;

Current Report on Form 8-K filed with the SEC on October 2, 2018;

Current Report on Form 8-K filed with the SEC on October 1, 2018;

Current Report on Form 8-K filed with the SEC on September 14, 2018;

Current Report on Form 8-K filed with the SEC on September 13, 2018;

Current Report on Form 8-K filed with the SEC on August 10, 2018;

Current Report on Form 8-K filed with the SEC on July 27, 2018;

Current Report on Form 8-K filed with the SEC on June 13, 2018;

Current Report on Form 8-K filed with the SEC on June 8, 2018;

Current Report on Form 8-K filed with the SEC on June 7, 2018;

Current Report on Form 8-K Filed with the SEC on May 9, 2018, and

Current Report on Form 8-K filed with the SEC on April 6, 2018;

2.	Definitive Proxy Statement on Schedule 14A filed with the SEC on August 3, 2018;

3.	Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 30, 2018;

4.	Quarterly Report on Form 10-Q filed with the SEC on November 14, 2018; Quarterly Report on Form 10-Q filed August 13, 2018, and Quarterly Report on Form 10-Q filed May 11, 2018.

5.	The description of Pareteum common stock contained in the Registration Statement on Form 8-A filed with the SEC on November 30, 2011 (File No. 001-35360), including any amendment or report filed for the purpose of updating such description, and

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

You may request, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Susan Love, c/o Pareteum Corporation., at 1185 Avenue of the Americas, 37th Floor, New York, New York 10036. Our telephone number is (212) 984-1096. Information about us is also available at our website at   http://www.pareteum.com. However, the information in our website is not a part of this prospectus and is not incorporated by reference.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

PARETEUM CORPORATION

$150,000,000

COMMON STOCK

PREFERRED STOCK

PURCHASE CONTRACTS

WARRANTS

SUBSCRIPTION RIGHTS

DEPOSITARY SHARES

DEBT SECURITIES

UNITS

PROSPECTUS

November 30, 2018

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[ALTERNATE PAGE]

The information in this prospectus is not complete and may be changed. We may not sell these securities until the Securities and Exchange Commission declares our registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 30, 2018

Prospectus

PARETEUM CORPORATION

12,971,528 Shares of Common Stock

This prospectus relates to the resale of up to 12,971,528 shares of common stock, par value $0.00001 per share, of Pareteum Corporation (“we,” “us,” “our,” or the “Company”) held by certain selling stockholders, consisting of the following:

•	10,277,810 shares of the Company’s common stock; and

•	2,693,718 shares of the Company’s common stock underlying warrants.

We will not receive any proceeds from the resale of any of the shares of common stock being registered hereby.  However, we may receive proceeds from the exercise of the warrants held by the selling stockholders exercised other than pursuant to any applicable cashless exercise provisions of the warrants.

Our common stock is listed on the Nasdaq under the symbol “TEUM.” On November 28, 2018, the last reported sale price of our common stock on the Nasdaq was $1.86 per share.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company has paid all of the registration expenses incurred in connection with the registration of the shares. We will not pay any of the selling commissions, brokerage fees and related expenses.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 13 to read about factors you should consider before investing in shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November 30, 2018.

SS-1

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

In this prospectus, we rely on and refer to information and statistics regarding our industry. We obtained this statistical, market and other industry data and forecasts from publicly available information. While we believe that the statistical data, market data and other industry data and forecasts are reliable, we have not independently verified the data.

SS-2

The Offering

Common stock outstanding:	97,448,962 shares as of November 28, 2018

Common stock offered herein:	12,971,528 shares

Common stock outstanding after the offering:	110,420,490 shares (1)

Use of Proceeds:

We will not receive any proceeds from the sale of the common stock by the selling stockholders. We may receive proceeds upon the exercise of the Warrants and Placement Agent Warrants issued in the Transactions (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder). Any proceeds will be used for general corporate and working capital or for other purposes that the Board of Directors, in their good faith, deems to be in the best interest of the Company. No assurances can be given that any of the Warrants or Placement Agent Warrants will be exercised. See “Use of Proceeds.”

Quotation of common stock:	Our common stock is listed on the Nasdaq under the symbol “TEUM.”

Dividend policy:	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends on our common stock.

Risk Factors:	An investment in our company is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) Assumes the exercise of all warrants currently held by the selling stockholders listed herein.

SS-3

[ALTERNATE PAGE]

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholders.  However, we may receive proceeds from the sale of securities upon the exercise of the Warrants and Placement Agent Warrants issued in the Transactions (to the extent the “cashless exercise” provision is not applicable or not utilized by the holder).

Any net proceeds we receive will be used for general corporate and working capital or other purposes that the Board of Directors deems to be in the best interest of the Company.  No assurances can be given that any of the Warrants or Placement Agent Warrants will be exercised. As of the date of this prospectus, we cannot specify with certainty the particular uses for the net proceeds we may receive.  Accordingly, we will retain broad discretion over the use of these proceeds, if any.

DETERMINATION OF OFFERING PRICE

The selling stockholders will offer common stock at the prevailing market prices or privately negotiated prices as they may determine from time to time.

The offering price of our common stock to be sold by the selling stockholders does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

In addition, there is no assurance that our common stock will trade at market prices in excess of the offering price as prices for common stock in any public market will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of our common stock.

SS-4

[ALTERNATE PAGE]

SELLING STOCKHOLDERS

Transactions with Selling Stockholders

Transactions in Connection with the Acquisition of Artilium

As previously disclosed on a Current Report on Form 8-K filed as of June 7, 2018, in connection with the Offer, the Company and Bart Weijermars (acting through Grootzande Management BV) entered into a Management Services Agreement, dated May 8, 2018 and as amended June 7, 2018 (the “Management Services Agreement”), setting out the terms on which Bart Weijermars will be engaged as Chief Executive Officer of Pareteum Europe BV, a wholly owned subsidiary of the Company, effective upon completion of the Acquisition, and the Company will issue 537,271 shares of common stock to Grootzande Management BV conditional on the Company acquiring not less than 90% of the issued share capital of Artilium pursuant to the Acquisition, or as soon as practicable thereafter. The foregoing descriptions of the Management Services Agreement, the amendment thereto and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full texts of the Management Services Agreement and the amendment thereto, attached as Exhibits 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed as of June 7, 2018 and incorporated herein by reference.

As described above, the Company issued an aggregate of 37,511,447 shares of the Company’s common stock in connection with the Acquisition, consisting of: (i) 33,403,733 shares issued to Artilium shareholders pursuant to the Offer in reliance on the exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”); and (ii) 4,107,714 shares issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, of which 537,271 shares were issued to Grootzande Management BV in connection with the Management Services Agreement (as described above), and 3,570,443 shares issued in private placement transactions pursuant to the Rule 15 Offer Letters (as described below).

Rule 15 of the Takeover Code (“Rule 15”) requires that, when an offer is made for voting equity share capital or for other transferable securities carrying voting rights and the offeree company has any outstanding securities which are convertible into, or which comprise options or other rights to subscribe for, securities to which the voting equity offer relates (the “Rule 15 Securities”), the offeror must make an appropriate offer or proposal to the holders of those Rule 15 Securities. In accordance with the requirements of Rule 15, Artilium and the Company entered into three separate offer letters (the “Rule 15 Offer Letters”), by and between Artilium and the Company, and each of Mr. Rupert Hutton, Mr. Andreas Felke and Grootzande Management BV (on behalf of Bart Weijermars) (collectively, the “Rule 15 Offerees”). Pursuant to the Rule 15 Offer Letters, each of the Rule 15 Offerees received the option to accept the “Pareteum Proposal” wherein each of the Rule 15 Offerees’ option holdings in Artilium would be cancelled and in exchange the Company would issue a certain number of the Company’s shares to each of the Rule 15 Offerees, or each of the Rule 15 Offerees could reject the Pareteum Proposal and exercise their respective options to the extent vested in their Artilium shares.

Compensation for Services Rendered

We have paid to certain of our employees, directors and officers shares of common stock in lieu of cash as compensation for services rendered by such parties or as part of severance arrangements. We have also issued shares of common stock to certain of our consultants in payment of their consulting fees. All of these selling stockholders received their shares prior to the initial filing of this prospectus and/or had a pre-existing relationship with the Company prior to such filing.

SS-5

Selling Stockholder Table

The following table sets forth certain information as of November 28, 2018 regarding the selling stockholders and the shares offered by them in this prospectus. In computing the number of shares owned by a person and the percentage ownership of that person in the table below, securities that are currently convertible or exercisable into shares of our common stock that are being offered in this prospectus are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of ownership of each selling stockholder in the following table is based upon 99,006,687 shares of common stock outstanding as of November 28, 2018 plus shares the selling stockholders will receive upon exercise of warrants or receipt of shares of common stock which are being offered herein.

Except as set forth below, no selling stockholder has held a position as an officer or director of the Company, nor has any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the selling stockholders. The common stock being offered is being registered to permit secondary trading of the shares and the selling stockholders may offer all or part of the common stock owned for resale from time to time.  Except as set forth below, none of the selling stockholders have any family relationships with our officers, directors or controlling stockholders. Furthermore, none of the selling stockholders, aside from the Placement Agent, are a registered broker-dealer or an affiliate of a registered broker-dealer.

The term “selling stockholder” also includes any transferees, pledges, donees, or other successors in interest to the selling stockholder named in the table below. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the common stock set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to any named selling stockholder who is able to use this prospectus to resell the securities registered hereby.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering Assuming All Shares are Sold(1)	Percentage of Common Stock Owned After Offering Assuming All Shares are Sold(1)
Rupert Hutton(2)	411,890	411,890	0	*
Andreas Felke(3)	1,595,186	1,595,186	0	*
Grootzande Management BV(4)	2,100,638	2,100,638	0	*
Saffelberg(5) (I)	1,431,865	1,431,865	0	*
JJ Wittebols	366,840	366,840	0	*
Edward M. Giles(6) (C) (E)	281,562	281,562	0	*
Patrick Morley	137,446	137,446	0	*
Serge Van De Zande	133,280	133,280	0	*
Dirk van den Broeck(7) (H)(E)	908,099	908,099	0	*
Onno Hesselink	102,800	102,800	0	*
Scott E. Douglass(8) (C) (E)	176,957	176,957	0	*
Gregory Harrison(9) (C) (E)	178,497	178,497	0	*
Rempert Berg	60,960	60,960	0	*
Larry C. Hopfenspirger(10) (C)	80,663	80,663	0	*
Marielle Muller	47,325	47,325	0	*

Paul Berger(11) (C) (E)	72,975	72,975	0	*
Francis Howard(12) (C) (E)	105,287	105,287	0	*
Thierry Van Eylen	32,786	32,786	0	*
Widem Bvba	32,281	32,281	0	*
Francisco De Asis Ros Peran	18,135	18,135	0	*
Bernard Moncarey(13) (A)(B)(H)(E)	629,971	629,971	0	*
Carl Stevens	14,272	14,272	0	*
Jason Eisenbeis & Rhonda Helen Eisenbeis Jt Ten	11,670	11,670	0	*

SS-6

Dean H Welle & Paula A Welle Jt Ten	11,670	11,670	0	*
Scott Davis	11,670	11,670	0	*
Jan Cant	11,130	11,130	0	*
Jane Cotter(14) (C)	15,521	15,521	0	*
Michael Cotter(15) (C)	15,515	15,515	0	*
Patrick Cotter(16) (C)	15,515	15,515	0	*
Kathleen Cotter(17) (C)	15,515	15,515	0	*
George M Abraham(18) (C) (K)	15,507	15,507	0	*
Joseph F Gunther(19) (C)	15,507	15,507	0	*
Michael S Chester &Mary-Ann Chester Jt Ten(20) (C)	15,507	15,507	0	*
Daniel Ryan Cotter &Stephanie Paige Cotter(21) (C)	15,506	15,506	0	*
Tom Curtis	8,629	8,629	0	*
Jordan Family LlC(22) (C) (E)	108,403	108,403	0	*
Matias Rodrigo Felix Ruiz	40,000	40,000	0	*
Stephen Baksa(23) (C)	51,681	51,681	0	*
Carl Eric Mayer(24) (C)	31,016	31,016	0	*
Robert Lindmark(25) (C)	31,012	31,012	0	*
Telnicity Llc	20,000	20,000	0	*
Ivan Goeminne	18,372	18,372	0	*
Robert Skaff	18,084	18,084	0	*
Cedric Carron	14,080	14,080	0	*
Nicholas Barter	3,600	3,600	0	*
Alana Burstyn	3,600	3,600	0	*
John Peter Christensen	3,454	3,454	0	*
Nigel F. Burrow(26) (C)	4,400	4,400	0	*
Virginia Anne Cahal(27) (C)	8,800	8,800	0	*
Jason Curtis(28) (C)	13,200	13,200	0	*
Donald Myrtue(29) (C)	8,800	8,800	0	*
Paul & Teri Sallwasser, JTWROS (30) (C) (E)	61,451	61,451	0	*
F. Larry Holcomb(31) (C)	4,400	4,400	0	*
Richard Horowitz(32) (C)	2,200	2,200	0	*
Jerald Horowitz(33) (C)	2,200	2,200	0	*
Gerald D. Johnson and Janice M. Johnson, JTWROS(34) (C)	4,400	4,400	0	*
Kent Kingman(35) (C)	4,400	4,400	0	*
David L. Mcclain(36) (C)	2,200	2,200	0	*
Samuel Kirk Abshire, MD, LLC(37) (C)	4,400	4,400	0	*
Gilya Alchits(38) (C)	3,667	3,667	0	*
David L. Eaton(39) (C)	8,800	8,800	0	*
Joseph M. Kazickas(40) (C)	4,400	4,400	0	*
Norman L. McClain & Ona Lou McClain, JTTEN(41) (C)	2,200	2,200	0	*
James Anderson(42) (C)	11,000	11,000	0	*
Carole J. Duncan(43) (C)	2,200	2,200	0	*
Sterne Agee & Leach, Inc. C/F David Hawks, R/O IRA(44) (C)	18,039	18,039	0	*
Lepler Family Trust DTD December 2000(45) (C)	4,400	4,400	0	*
William S. Atkins Living Trust 8/14/1998(46) (C)	4,400	4,400	0	*

SS-7

Michael Berenhaus(47) (C) (E)	70,671	70,671	0	*
Michael S. Brodherson, M.D. (48) (C)	14,667	14,667	0	*
George Duncan(49) (C)	4,986	4,986	0	*
Robert Kiesz(50) (C)	2,200	2,200	0	*
Timothy Douglas Quartly-Watson(51) (C)	4,400	4,400	0	*
Christopher L. Santos and Elizabeth Santos, JTWROS(52) (C)	7,333	7,333	0	*
T&I Limited(53) (C)	14,667	14,667	0	*
George A. Long, III(54) (C)	8,800	8,800	0	*
Richard A. Matza Revocable Trust U/A/D 12/20/12(55) (C)	4,400	4,400	0	*
William T. Vogt, Jr.(56) (C)	5,867	5,867	0	*
Manor Plumbing(57) (C)	7,333	7,333	0	*
Ruth Bernstein(58) (C)	4,400	4,400	0	*
DRAM Investments, LP(59) (C)	8,800	8,800	0	*
Elmer R Salovich Rev Liv Trust(60) (C)	56,893	56,893	0	*
Chris Sidhilall(61) (C)	8,800	8,800	0	*
Ron Craft(62) (C)	6,600	6,600	0	*
Jon J. Blum Jr.(63) (C)	4,400	4,400	0	*
Frank Garofalo(64) (C)	8,800	8,800	0	*
Joseph Sabatino(65) (C)	4,400	4,400	0	*
Robert B. Stanger(66) (C)	4,400	4,400	0	*
F. Richard Stark(67) (C)	4,400	4,400	0	*
Steven Wallitt(68) (C)	4,400	4,400	0	*
Dawson James Securities(69) (D) (J)	105,057	105,057	0	*
Robert Gesemyer(70) (E)	38,314	38,314	0	*
Carl I. Schwartz(72) (E)	76,628	76,628	0	*
Thesken Family Partnership(73) (C) (E)	19,725	19,725	0	*
Steve Gersten(74) (F)	10,000	10,000	0	*
Empery Tax Efficient, LP(75) (G)	31,893	31,893	0	*
Empery Tax Efficient II, LP(76) (G)	176,268	176,268	0	*
Empery Asset Master, Ltd(77) (G)	211,809	211,809	0	*
James S. Mahoney IRA RBC Capital Markets LL Cust(78) (G)	3,000	3,000	0	*
Richard A. Hoel(79) (G)	3,000	3,000	0	*
Thomas A Ouradnik TTEE Pioneer Mailroom Equipment Inc. Money Purchase Plan U/A DTD 4/28/1994(80) (G)	5,500	5,500	0	*
Dorothy J. Hoel(81) (G)	8,000	8,000	0	*
Frances A Gonyea(82) (G)	11,500	11,500	0	*
Robert G. Allison(83) (G)	19,000	19,000	0	*
Corbin Mezzanine Fund I LP(84)	1,456,033	1,456,033	0	*
Artilium Trustee Company Limited(85)	169,333	169,333	0	*
Corporate Profile(86)	45,000	45,000	0	*
Karkinos IP Consulting Ltd(87)	51,270	51,270	0	*
First-Tech Engineering S.L.(88)	31,250	31,250	0	*
Competitive Telecoms Group Inc(89)	30,000	30,000	0	*
Interact Holding W.L.L.(90)	39,750	39,750	0	*
Hedera Consulting Bv(91)	12,361	12,361	0	*
Yves Van Sante(92)	30,611	30,611	0	*
Tydasco Partners(93)	10,000	10,000	0	*
Rising Water Capital AG(94)	223,680	223,680	0	*
QAT II Investments SA(95)	148,676	148,676	0	*
Patrick M Carroll(96)	87,805	87,805	0	*
Quico Technology SPC(97)	16,054	16,054	0	*
Alysa Bvba(98)	5,188	5,188	0	*
Corprominence LLC(99)	11,370	11,370	0	*

TOTAL	12,971,528	12,971,528	0	*

* Less than 1%

(1)	Assumes the sale of all shares offered pursuant to this prospectus.

(2)	Consists of 411,890 shares issued in connection with Pareteum’s acquisition of Artilium.

(3)	Consists of 1,595,186 shares issued in connection with Pareteum’s acquisition of Artilium.

(4)	Consists of 2,100,638 shares issued in connection with Pareteum’s acquisition of Artilium. Mr. Bart Weigermars has voting and investment power over the securities held by Grootzande Management BV.

(5)	Consists of 1,335,345 shares of common stock and 96,520 shares of common stock underlying Warrants. Mr. Jos Sluys has voting and investment power over the securities held by Saffelberg. Saffelberg is a former beneficial owner of greater than five percent (5%) of the Company’s common stock.

(6)	Consists of 190,267 shares of common stock and 91,295 shares of common stock underlying Warrants.

(7)	Consists of 492,965 shares of common stock and 415,134 shares of common stock underlying Warrants.

SS-8

(8)	Consists of 121,043 shares of common stock and 55,914 shares of common stock underlying Warrants.
(9)	Consists of 100,583 shares of common stock and 77,914 shares of common stock underlying Warrants.
(10)	All securities beneficially owned by the estate of the selling shareholder. Consists of 57,783 shares of common stock and 22,880 shares of common stock underlying Warrants.
(11)	Consists of 49,418 shares of common stock and 23,557 shares of common stock underlying Warrants.
(12)	Consists of 33,149 shares of common stock and 72,138 shares of common stock underlying Warrants.
(13)	Consists of 28,400 shares of common stock and 601,571 shares of common stock underlying Warrants.
(14)	Consists of 11,121shares of common stock and 4,400 shares of common stock underlying Warrants.
(15)	Consists of 11,115 shares of common stock and 4,400 shares of common stock underlying Warrants.
(16)	Consists of 11,115 shares of common stock and 4,400 shares of common stock underlying Warrants.
(17)	Consists of 11,115 shares of common stock and 4,400 shares of common stock underlying Warrants.
(18)	Consists of 11,107 shares of common stock and 4,400 shares of common stock underlying Warrants.
(19)	Consists of 11,107 shares of common stock and 4,400 shares of common stock underlying Warrants.
(20)	Consists of 11,107 shares of common stock and 4,400 shares of common stock underlying Warrants.
(21)	Consists of 11,106 shares of common stock and 4,400 shares of common stock underlying Warrants.
(22)	Consists of 59,583 shares of common stock and 48,820 shares of common stock underlying Warrants. Patricia Jordan has voting and investment power over the securities held by Jordan Family LLC.
(23)	Consists of 37,014 shares of common stock and 14,667 shares of common stock underlying Warrants.
(24)	Consists of 22,216 shares of common stock and 8,800 shares of common stock underlying Warrants.
(25)	Consists of 22,212 shares of common stock and 8,800 shares of common stock underlying Warrants.
(26)	Consists of 4,400 shares of common stock underlying Warrants.
(27)	Consists of 8,800 shares of common stock underlying Warrants.
(28)	Consists of 13,200 shares of common stock underlying Warrants.
(29)	Consists of 8,800 shares of common stock underlying Warrants.
(30)	Consists of 61,451 shares of common stock underlying Warrants.
(31)	Consists of 4,400 shares of common stock underlying Warrants.
(32)	Consists of 2,200 shares of common stock underlying Warrants.
(33)	Consists of 2,200 shares of common stock underlying Warrants.
(34)	Consists of 4,400 shares of common stock underlying Warrants.
(35)	Consists of 4,400 shares of common stock underlying Warrants.
(36)	Consists of 2,200 shares of common stock underlying Warrants.
(37)	Consists of 4,400 shares of common stock underlying Warrants.
(38)	Consists of 3,667 shares of common stock underlying Warrants.
(39)	Consists of 8,800 shares of common stock underlying Warrants.
(40)	Consists of 4,400 shares of common stock underlying Warrants.
(41)	Consists of 2,200 shares of common stock underlying Warrants.
(42)	Consists of 11,000 shares of common stock underlying Warrants.
(43)	Consists of 2,200 shares of common stock underlying Warrants.
(44)	Consists of 18,039 shares of common stock underlying Warrants.
(45)	Consists of 4,400 shares of common stock underlying Warrants.
(46)	Consists of 4,400 shares of common stock underlying Warrants.
(47)	Consists of 70,671 shares of common stock underlying Warrants.
(48)	Consists of 14,667 shares of common stock underlying Warrants.
(49)	Consists of 4,986 shares of common stock underlying Warrants.
(50)	Consists of 2,200 shares of common stock underlying Warrants.
(51)	Consists of 4,400 shares of common stock underlying Warrants.
(52)	Consists of 7,333 shares of common stock underlying Warrants.
(53)	Consists of 14,667 shares of common stock underlying Warrants. Gillian Bush has voting and investment power over the securities held by T&I Limited
(54)	Consists of 8,800 shares of common stock underlying Warrants.
(55)	Consists of 4,400 shares of common stock underlying Warrants.
(56)	Consists of 5,867 shares of common stock underlying Warrants.
(57)	Consists of 7,333 shares of common stock underlying Warrants. Tim Clark has voting and investment power over the securities held by Major Plumbing.
(58)	Consists of 4,400 shares of common stock underlying Warrants.
(59)	Consists of 8,800 shares of common stock underlying Warrants. David N. Olshansky has voting and investment power over the securities held by DRAM Investments, LP
(60)	Consists of 40,760 shares of common stock and 16,133 shares of common stock underlying Warrants.
(61)	Consists of 8,800 shares of common stock underlying Warrants.
(62)	Consists of 6,600 shares of common stock underlying Warrants.
(63)	Consists of 4,400 shares of common stock underlying Warrants.
(64)	Consists of 8,800 shares of common stock underlying Warrants.
(65)	Consists of 4,400 shares of common stock underlying Warrants.
(66)	Consists of 4,400 shares of common stock underlying Warrants.
(67)	Consists of 4,400 shares of common stock underlying Warrants.
(68)	Consists of 4,400 shares of common stock underlying Warrants.
(69)	Consists of 105,057 shares of common stock underlying Warrants. Robert D. Keyser has voting and investment power over the securities held by Dawson James Securities, Inc.

SS-9

(70)	Consists of 38,314 shares of common stock underlying Warrants.

(71)	Consists of 30,651 shares of common stock underlying Warrants.

(72)	Consists of 76,628 shares of common stock underlying Warrants.

(73)	Consists of 19,725 shares of common stock underlying Warrants. Robert L. Thesken has voting and investment power over the securities held by Thesken Family Ltd Partnership.

(74)	Consists of 10,000 shares of common stock underlying Warrants.

(75)	Consists of 31,893 shares of common stock underlying Warrants. Ryan Lane has voting and investment power over the securities held by Emery.

(76)	Consists of 176,268 shares of common stock underlying Warrants. Ryan Lane has voting and investment power over the securities held by Emery.

(77)	Consists of 211,809 shares of common stock underlying Warrants. Ryan Lane has voting and investment power over the securities held by Emery.

(78)	Consists of 3,000 shares of common stock underlying Warrants.

(79)	Consists of 3,000 shares of common stock underlying Warrants.

(80)	Consists of 5,500 shares of common stock underlying Warrants.

(81)	Consists of 8,000 shares of common stock underlying Warrants.

(82)	Consists of 11,500 shares of common stock underlying Warrants.

(83)	Consists of 19,000 shares of common stock underlying Warrants.
(84)	Anthony J. Anselmo has voting and investment power over the securities held by Corbin Mezzanine Fund I, L.P.
(85)	The securities held by Artilium Trustee Company Limited (formerly Artilium plc) are held by the Company following the acquisition of Artilium by the Company. Robert H. Turner, as Chairman and Principal Executive Officer of the Company, has voting and investment power over the securities held by Artilium Trustee Limited.
(86)	Laurel Moody, an investor relations advisor previously used by the Company, has voting and investment power over the securities held by Corporate Profile.
(87)	Alexander Korff, the Company’s corporate secretary, has voting and investment power over the securities held by Karkinos IP Consulting Ltd.
(88)	Francisco Ros, a former director of the Company, has voting and investment power over the securities held by First-Tech Engineering.
(89)	Jerry DeMartino an executive headhunter used by the Company, has voting and investment power over the securities held by Competitive Telecoms Group, Inc.
(90)	Martin Zuubier, the former Chief Technology Officer and Co-President of the Company, has voting and investment power over the securities held by Interact Holding WLL.
(91)	Francisco D’Souza, as Chief Executive Officer of Cognizant, a corporation providing information technology, consulting and other services, has voting and investment power over the securities held by Hedera Consulting Bv, following Cognizant’s acquisition of Hedera Consulting Bv in 2018.
(92)	Yves van Sante, is a director of the Company.
(93)	Stephen Hart, an investor relations advisor previously used by the Company, has voting and investment power over the securities held by Tydasco Partners.
(94)	Stephen van der Velden, the former Chief Executive Officer and Chairman of the Company, has voting and investment power over the securities held by Rising Water Capital AG.
(95)	Yves van Sante, a director of the Company, has voting and investment power over the securities held by QAT II Investments SA.
(96)	Patrick Carroll is the former President of the Company.
(97)	Marcel Hulleman has voting and investment power over the securities held by Quico Technology S.P.L.
(98)	Yves van Sante, a director of the Company, has voting and investment power over the securities held by Alysa BVBA.
(99)	Scott Gordon has voting and investment power over the securities held by CorProminence.

(A)	Representing warrants to purchase 40,000 shares of common stock that were issued to the investors on August 17, 2013 in connection with the issuance of a 10% convertible note (the “2013 Note”), pursuant to which to Company borrowed a principal amount of €2,000,000.00. Such warrants have an exercise price of $3.75 per share of common stock. The description of this transaction is incorporated by reference to the Company’s Current Report on Form 8-K filed with SEC on August 22, 2013.
(B)	Representing warrants to purchase 20,000 shares of common stock that were issued to the investors on July 15, 2014 in connection with the conversion of the 2013 Note. Such warrants have an exercise price of $3.75 per share of common stock. The description of this transaction is incorporated by reference to the Company’s Current Report on Form 8-K filed with SEC on July 15, 2014.
(C)	Representing part of the warrants to purchase 520,373 shares of common stock that were issued to the investors in a $4,200,000 private placement offering that was initially closed on December 18, 2015. Such warrants have an exercise price of $3.75 per share of common stock. The description of this transaction is incorporated by reference to the Company’s Current Report on Form 8-K filed with SEC on December 24, 2014.
(D)	Representing warrants to purchase 66,230 shares of common stock that were issued to the placement agent on July 10, 2017 in a $4,200,000 private placement offering that was initially closed on December 18, 2015. Such warrants have an exercise price of $5.38 per share of common stock. The description of this transaction is incorporated by reference to the Company’s Current Report on Form 8-K filed with SEC on December 24, 2014.
(E)	Representing part of the warrants to purchase 731,798 shares of common stock that were issued to the investors on March 15, 2017 upon conversion of the Company’s Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock. Such warrants have an exercise price of $1.87 per share of common stock. Reference is made to the Certificates of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock and Series A-1 Convertible Stock that were filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K dated September 9, 2016 and Exhibit 3.1 to the Company’s Current Report on Form 8-K dated November 3, 2016, respectively.
(F)	Representing warrants to purchase 10,000 shares of common stock that were issued pursuant to a settlement agreement and mutual release, dated August 10, 2017, by and between the Company and Iron Dome Ventures, LLC (the “Settlement Agreement”). Such warrants have an exercise price of $1.87 per share of common stock. The Settlement Agreement is filed herewith as Exhibit 10.1.
(G)	Representing part of the warrants to purchase 469,970 shares of common stock were issued on July 17, 2017 in connection with the entry of certain warrant exercise agreements by and among the Company and certain warrant holders. Such warrants have an exercise price of $1.39 per share of common stock. The description of this transaction is incorporated by reference to the Company’s Current Report on Form 8-K filed with SEC on July 17, 2017.
(H)	Representing part of the warrants to purchase 700,000 shares of common stock that were issued to the investors pursuant to a management services agreement dated January 30, 2016 (the “Management Service Agreement”) as part of the consideration to the investors for their consulting service rendered to the Company. Such warrants have an exercise price of $3.75 per share of common stock. The Management Service Agreement is filed herewith as Exhibit 10.2.
(I)	Representing warrants to purchase 96,520 shares of common stock that were issued to the investor pursuant to a 9% convertible note that was assigned to the investor by the Company’s former CEO. Such warrants have an exercise price of $2.37 per share of common stock.
(J)	Representing warrants to purchase 38,827 shares of common stock that were issued to the investor pursuant to a consulting services agreement dated December 2, 2016 (the “Consulting Service Agreement”). Such warrants have an exercise price of $3.75 per share of common stock. The Consulting Service Agreement was filed herewith as Exhibit 10.3.

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[ALTERNATE PAGE]

PLAN OF DISTRIBUTION

Selling Stockholders

The common stock held by the selling stockholders may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed on any stock exchange, market or trading facility on which the shares are traded or in private transactions. The sale of the selling stockholders’ common stock offered by this prospectus may be effected in one or more of the following methods:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	transactions involving cross or block trades;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	short sales after the registration statement, of which this prospectus forms a part, becomes effective;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	“at the market” into an existing market for the common stock;

•	through the writing of options on the shares;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In order to comply with the securities laws of certain states, if applicable, the shares of each of the selling stockholders may be sold only through registered or licensed brokers or dealers. In addition, in certain states, such shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus.

The selling stockholders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, such selling stockholder.

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Brokers, dealers, underwriters, or agents participating in the distribution of the shares held by the selling stockholders as agents may receive compensation in the form of commissions, discounts, or concessions from the selling stockholders and/or purchasers of the common stock for whom the broker-dealers may act as agent.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

Each of the selling stockholders acquired the securities offered hereby in the ordinary course of business and has advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

With regard only to the shares it sells for its own behalf, the Placement Agent is an “underwriter” within the meaning of the Securities Act.  This offering as it relates to the Placement Agent will terminate on the date that all shares issued to and issuable to the Placement Agent that are offered by this prospectus have been sold by the Placement Agent. With regard only to the shares it sells for its own behalf, Saffelberg Investments NV may be an “underwriter” within the meaning of the Securities Act. This offering as it relates to Saffelberg Investments NV will terminate on the date that all shares issued to and issuable to Aspire Capital that are offered by this prospectus have been sold by Saffelberg Investments NV.

We may suspend the sale of shares by the selling stockholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

If any of the selling stockholders use this prospectus for any sale of the shares of common stock, such selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act of 1934, as amended (the “Exchange Act”) may apply to sales of our common stock and activities of the selling stockholder.

We have advised the selling stockholders that while it is engaged in a distribution of the shares included in this prospectus it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this prospectus.

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[ALTERNATE PAGE]

DESCRIPTION OF SECURITIES TO BE REGISTERED

Common Stock

As of November 28, 2018, there were 97,448,962 shares of common stock issued and outstanding, held of record by 296 registered holders. Subject to preferential rights with respect to any then outstanding preferred stock, all outstanding shares of common stock are of the same class and have equal rights and attributes.

Dividend Rights

Holders of the common stock may receive dividends when, as and if declared by our board of directors out of the assets legally available for that purpose and subject to the preferential dividend rights of any other classes or series of stock of our Company.  We have never paid, and have no plans to pay, any dividends on our shares of common stock.

Voting Rights

Holders of the common stock are entitled to one vote per share in all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of the outstanding shares of common stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Directors hold office until the next annual meeting of stockholders and are eligible for re-election at such meeting. Directors are elected by a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, except that if the number of director nominees exceeds the number of directors to be elected, directors are elected by a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. There is no cumulative voting for directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of the common stock have the right to receive ratably and equally all of the assets remaining after payment of liabilities and liquidation preferences of any preferred stock then outstanding.

Redemption

The common stock is not redeemable or convertible and does not have any sinking fund provisions.

Preemptive Rights

Holders of the common stock do not have preemptive rights.

Other Rights

Our common stock is not liable to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.

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Right to Amend Bylaws

The board of directors has the power to adopt, amend or repeal the bylaws.  Bylaws adopted by the board of directors may be repealed or changed, and new bylaws made, by the stockholders, and the stockholders may prescribe that any bylaw made by them shall not be altered, amended or repealed by the board of directors.

Change in Control

Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company by means of a tender offer, proxy contest or otherwise, and the removal of incumbent officers and directors, more difficult. These provisions include:

Section 203 of the DGCL, which prohibits a merger with a 15%-or-greater stockholder, such as a party that has completed a successful tender offer, until three years after that party became a 15%-or-greater stockholder; and

The authorization in our certificate of incorporation of undesignated preferred stock, which could be issued without stockholder approval in a manner designed to prevent or discourage a takeover.

Together, these provisions may make the removal of management more difficult and may discourage transactions that could otherwise involve payment of a premium over prevailing market prices for our common stock.

Market, Symbol and Transfer Agent

Our common stock is listed for trading on the Nasdaq under the symbol “TEUM”. The transfer agent and registrar for our common stock is Continental Stock Transfer and Trust Company.

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You should rely only on the information contained in this document. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Additional risks and uncertainties not presently known or that are currently deemed immaterial may also impair our business operations. The risks and uncertainties described in this document and other risks and uncertainties which we may face in the future will have a greater impact on those who purchase our common stock. These purchasers will purchase our common stock at the market price or at a privately negotiated price and will run the risk of losing their entire investment.

PARETEUM CORPORATION

12,971,528 Shares of Common Stock

PROSPECTUS

November 30, 2018

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The Company is paying all expenses of the offering. No portion of these expenses will be borne by the selling security holder. The selling security holder, however, will pay any other expenses incurred in selling its common stock, including any brokerage commissions or costs of sale.  Following is an itemized statement of all expenses in connection with the issuance and distribution of the securities to be registered.  All of the amounts shown are estimates, except for the SEC Registration Fees.

SEC Registration Fee	$22,269.65
Accounting Fees and Expenses	$3,000
Legal Fees and Expenses	$55,000
Total	$80,269.65

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements, actually and reasonably incurred in connection with the defense of any action, suit or proceeding (other than an action by or in the right of the corporation) in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation for negligence or misconduct in the performance of his/her duty to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase or redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

Article XI of the By-Laws of the Company contains provisions which are designed to provide mandatory indemnification of directors and officers of the Company to the full extent permitted by law, as now in effect or later amended. The By-Laws further provide that, if and to the extent required by the DGCL, an advance payment of expenses to a director or officer of the Company that is entitled to indemnification will only be made upon delivery to the Company of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director is not entitled to indemnification.

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ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed with this registration statement.

Number	Description

1.1	Form of Underwriting Agreement**
3.1	Certificate of Merger (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K dated October 4, 2011).
3.2	Certificate of Incorporation of Pareteum Communication Corporation, a Delaware Corporation (incorporated by reference to Exhibit 3.2 to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2013).
3.3	By-Laws (incorporated by reference to Appendix C of the Company’s Definitive Proxy Statement on Schedule 14A dated July 26, 2011).
3.4	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated August 29, 2016).
3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s current report on Form 8-K dated November 3, 2016).
3.6	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s current report on Form 8-K dated February 27, 2017).
4.1	Form of Certificate of Designation of Preferred Stock**
4.2	Form of Stock Purchase Contract**
4.3	Form of Warrant Agreement and Form of Warrant Certificate**
4.4	Form of Subscription Rights Agreement and Form Subscription Rights Certificate**
4.5	Form of Indenture*
4.6	Form of Note**
4.7	Form of Debt Securities**
4.8	Form of Warrant issued to investors in the offering of Units (incorporated by reference to Exhibit 4.1 to the Company’s current report on Form 8-K filed on December 24, 2015).
5.1	Opinion of Sichenzia Ross Ference LLP (Primary Offering) *
5.2	Opinion of Sichenzia Ross Ference LLP (Secondary Offering) *
10.1	The Settlement Agreement and Mutual Release, dated August 10, 2017, by and between the Company and Iron Dome Ventures, LLC*
10.2	The Management Service Agreement dated January 30, 2016*
10.3	The Consulting Services Agreement dated December 2, 2016*
23.1	Consent of Sichenzia Ross Ference LLP (included in Exhibit 5.1) *
23.2	Consent of Independent Registered Public Accounting Firm - Squar Milner LLP *
23.3	Consent of PKF Littlejohn *
24.1	Power of Attorney (included on the signature page of this Registration Statement)
25.1	Statement of Eligibility of trustee on Form T-1**+
*	Filed herewith.
**	If applicable, to be filed by an amendment or as an exhibit to a report pursuant to section 13(a) or section 15(d) of the Exchange Act and incorporated by reference.
+	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

ITEM 17.  UNDERTAKINGS

(A)	The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(B)        The undersigned registrant hereby undertakes that, for purposes of determining any liability of the registrant under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C)        The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(D)        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(E)        The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on November 30, 2018.

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Robert H. Turner
Executive Chairman (Principal Executive Officer)

By:	/s/ Edward O’Donnell
Edward O’Donnell
Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the Company, hereby constitute and appoint Robert H. Turner and Edward O’Donnell and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Company, a registration statement on Form S-3 (or other appropriate form) relating to the offer and sale of common stock of the Company pursuant to the Plans (or any and all amendments, including post-effective amendments, to such registration statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Robert H. Turner	Executive Chairman	November 30, 2018
Robert H. Turner	(Principal Executive Officer)

/s/ Edward O’Donnell	Chief Financial Officer	November 30, 2018
Edward O’Donnell	(Principal Financial and Accounting Officer)

/s/ Vic Bozzo	Chief Executive Officer	November 30, 2018
Vic Bozzo

/s/ Yves van Sante	Director	November 30, 2018
Yves van Sante

/s/ Robert Lippert	Director	November 30, 2018
Robert Lippert

/s/ Luis Jimenez-Tuñon	Director	November 30, 2018
Luis Jimenez-Tuñon

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